UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                           SCHEDULE 14C

         Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]   Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]   Definitive Information Statement

                     COMET TECHNOLOGIES, INC.
____________________________________________________________________________
         (Name of Registrant As Specified In Its Charter)

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[ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1)  Title of each class of securities to which transaction applies:
      (2)  Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)  Proposed maximum aggregate value of transaction:
      (5)  Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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                     COMET TECHNOLOGIES, Inc.
                       8 EAST BROADWAY #428
                     Salt Lake City, UT 84111

                      INFORMATION STATEMENT
                     Dated February 15, 2006

          WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                 REQUESTED NOT TO SEND US A PROXY


     This Information Statement of Comet Technologies, Inc., a Nevada corporation (the "Company") is first being furnished on or about February 15, 2006, to the Company's stockholders of record as of the close of business on February 6, 2006 (the "Record Date"), for the purpose of providing notice of the approval of a one-for-eight reverse split of the outstanding stock (the "Reverse Split").

      On January 27, 2006, the Company's Board of Directors adopted a resolution recommending that the shareholders approve the Reverse Split.

      The above matter has been approved as of January 29, 2006, by eighteen
(18) holders of approximately 53% of the outstanding shares of the Company in accordance with Nevada corporate law. However, under federal law these proposals will not be effective until at least 20 days after this Information Statement has first been sent to shareholders.

      The Reverse Split will not reduce any stockholder to below one (1) share, on a per stockholder of record basis, and all fractional shares will be rounded up. The terms of the Reverse Split provide for each eight (8) of the outstanding shares of our common stock on the date of the Reverse Split will be automatically converted into one (1) share of our common stock, thereby reducing the number of shares of common stock issued and outstanding. The Reverse Split does not change the $0.001 par value designation of our common stock, or the number of shares of our common stock authorized for issuance. The Reverse Split will not have a going private effect on the Company.

      The elimination of the need for a special meeting of the shareholders to approve the Reverse Split is authorized by Section 78.320 of the Nevada Revised Statutes. This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Reverse Split as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

      On the Record Date, there were 4,058,200 shares of common stock issued and outstanding and entitled to vote on the Reverse Split. Stockholders holding a total of 2,149,610 shares, or 53% of the Company's outstanding common stock, signed a written consent of stockholders approving the Reverse Split. The signing stockholders also include the Company's


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officers and directors.  No further vote of the Company's stockholders is required to effect the Reverse Split, and no dissenters' rights arise under Nevada law from approval of the Reverse Split.

      This Information Statement has been prepared by the Company's management, and the entire cost of furnishing this Information Statements will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Company's common stock and the Company will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

                   PROPOSED REVERSE STOCK SPLIT

General


      As a result of the Reverse Split, each share of Common Stock outstanding at the effective time of the Reverse Split, will, without any action on the part of the holder thereof, become one-eighth of a share of Common Stock. For purposes of this description, the Common Stock, as presently constituted, is referred to as the "Old Common Stock" and the Common Stock resulting from the Reverse Split is referred to as the "New Common Stock." The closing bid price of the Company's Common Stock on February 14, 2006, was $0.25.

Principal Effects of the Reverse Split

     The principal effects of the Reverse Split will be as follows:

     Based upon the 4,058,200 shares of Old Common Stock outstanding on the Record Date, the Reverse Split would decrease the outstanding shares of Old Common Stock to approximately 507,275 shares. The Reverse Split will not decrease the authorized number of shares of Common Stock (20,000,000 shares), or the par value per share ($0.001) of Common Stock. Upon the effectiveness of the Reverse Split, approximately 507,275 shares of New Common Stock would be outstanding.

     The Company will obtain a new CUSIP number for the New Common Stock on the effective date of the Reverse Split. Following the effectiveness of the Reverse Split, each eight (8) shares of Old Common Stock, without any action on the part of the holder, will represent one (1) share of New Common Stock.

     Subject to minor differences resulting from the rounding up of fractional shares, as described below, consummation of the Reverse Split will not result in a material change in the relative equity position or voting power of the holders of Old Common Stock.

Purposes of the Reverse Stock Split

     The Reverse Split will decrease the number of shares of Old Common Stock outstanding and presumably increase the per share market price for the New Common Stock. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the Company's reputation in the financial community, but in


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practice this is not necessarily the case, as many investors look upon a stock trading at or under $1.00 per share as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks.

     Many leading brokerage firms are reluctant to recommend lower-priced securities to their clients and a variety of brokerage house policies and practices currently tend to discourage individual brokers within firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that make the handling of lower priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stocks because the brokerage commission on a sale of a lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue.

     In addition, in the absence of the Reverse Split, management has concluded that, at such time as it enters into a merger or reorganization transaction, there may not be a sufficient number of authorized but unissued shares of Common Stock to consummate the transaction. The Reverse Split will, therefore, in all likelihood, be required to consummate any merger or acquisition transaction. Additionally, the Reverse Split would reduce the number of shares of its Common Stock outstanding to amounts that the Board of Directors believes are more reasonable in light of its size and market capitalization. Finally, a higher priced stock, which would presumably result from the Reverse Split, may be more attractive to potential merger or acquisition candidates, and could enhance management's ability to enter into any such transaction. However, no assurance can be given that the Reverse Split will result in any increase in the Common Stock price or that the Company will be able to complete any transaction following the Reverse Split. The Company has not entered into any specific transaction as of the date of this Information Statement.

     When the trading price of the Company's Common Stock is below $5.00 per share, the Common Stock is considered to be "penny stocks" that are subject to rules promulgated by the United States Securities and Exchange Commission (the "Commission") (Rule 15-1 through 15g-9) under the Securities Exchange Act of 1934. These rules impose significant requirements on brokers under these circumstances, including: (a) delivering to customers the Commission's standardized risk disclosure document; (b) providing to customers current bid and offers; (c) disclosing to customers the broker-dealer and sales representatives compensation; and (d) providing to customers monthly account statements.

     The possibility exists that the reduced number of outstanding shares will adversely affect the market for the Common Stock by reducing the relative level of liquidity. In addition, the Reverse Split will increase the number of shareholders who own odd lots, or less than 100 shares. Shareholders who own odd lots typically find it difficult to sell their shares and frequently find odd lot sales more expensive than round lot sales of 100 shares or more.

     After the Reverse Split, the Company will have issued and outstanding approximately 507,275 shares of its common stock, and the Company will have the corporate authority to issue approximately 19,492,725 additional shares of authorized but unissued common stock. These authorized and unissued shares may be issued without shareholder approval at any time, in the sole discretion of the Board of Directors. The authorized and unissued shares may be issued for

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cash, to acquire property or for any other purpose that is deemed in the best interests of the Company. Any decision to issue additional shares will reduce the percentage of the Company's shareholders' equity held by the current shareholders and could dilute the Company's net tangible book value.

No Exchange of Certificates and Elimination of Fractional Share Interests

     On the effective date of the Reverse Split, eight (8) shares of Old Common Stock will automatically be combined and changed into one (1) share of New Common Stock. No additional action on the part of the Company or any shareholder will be required in order to effect the Reverse Split. Shareholders will not be requested to exchange their certificates representing shares of Old Common Stock held prior to the Reverse Split for new certificates representing shares of New Common Stock. However, shareholders will be furnished the necessary materials and instructions to effect such exchange upon request.

     No fractional shares of New Common Stock will be issued to any shareholder, and all fractional shares will be rounded up to the next whole number.

No Dissenter's Rights

     Under Nevada Law, dissenting shareholders are not entitled to appraisal rights with respect to the Reverse Split, and we will not independently provide our shareholders with any such right.

Federal Income Tax Consequences of the Reverse Split

     The following discussion describes certain material federal income tax considerations relating to the proposed Reverse Split. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein have been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

     This discussion may not address federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to shareholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

     SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE REVERSE SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

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     The Reverse Split is intended to be a tax-free recapitalization to the
Company and its shareholders. Hence, shareholders will not recognize any gain or loss for federal income tax purposes as a result of the Reverse Split. The holding period for such shares of stock after the Reverse Split will include the holding period of shares of stock before the Reverse Split, provided that such shares of stock are held as a capital asset at the effective date of the Reverse Split. The adjusted basis of the shares of common stock after the Reverse Split will be the same as the adjusted basis of the shares of stock before the Reverse Split excluding the basis of fractional shares.

   SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth as of the Record Date, the number and percentage of the 4,058,200 outstanding shares of common stock which, according to the information supplied to the Company, were beneficially owned by (i) each person who is currently a director of the Company, (ii) each executive officer, (iii) all current directors and executive officers of the Company as a group and (iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding common stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                       Common                    Percent of
Name and Address                       Shares       Options (1)  Class
------------------------------------   ------------ -----------  -----------
Richard B. Stuart (1)
PO Box 236
Edmonds, Washington 98020                331,760(2)   75,920        9.86(3)

Jack M. Gertino (1)
8 East Broadway #428
Salt Lake City, Utah 84111               395,680           0         9.75

The Harker Group Limited Partnership
1717 Monte Carlo Drive
Salt Lake City, Utah 84121               415,550           0        10.24


All Executive Officers and Directors
  as a Group (2 persons)                 727,440      75,920        19.43(3)


(1)   Messrs. Stuart and Gertino are officers and directors of the Company.

(2) This ownership includes 207,680 shares held of record by Pershing, LLC ("Pershing"), a limited liability company of which Richard B. Stuart is the owner.

(3) These figures represent options that are vested and currently exercisable. These figures represent the percentage of ownership of the holder assuming he has exercised his option, and the percentage ownership of all officers and directors of a group assuming all such option is exercised.



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                      ADDITIONAL INFORMATION

     Additional information concerning the Company including its annual and quarterly reports on Form 10-KSB and Form 10-QSB, may be accessed through the U.S. Securities and Exchange Commission EDGAR archives, at www.sec.gov.

                            CONCLUSION

     As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Reverse Split. Your consent to the Reverse Split is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFOMRATION PURPOSES ONLY.




     Dated:  February 15, 2006     By Order of the Board of Directors of


                                   COMET TECHNOLOGIES, INC.


                                      /s/ Jack M. Gertino
                                   By________________________________________
                                     Jack M. Gertino, Chairman




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